================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 DYNAGEN, INC.,

                           DYNAGEN ACQUISITION CORP.,

                         SUPERIOR PHARMACEUTICAL COMPANY

                                       AND

               THE STOCKHOLDERS OF SUPERIOR PHARMACEUTICAL COMPANY


                            DATED AS OF MARCH 7, 1997




================================================================================







                          AGREEMENT AND PLAN OF MERGER

                                Table of Contents

                                                                                                               Page

ARTICLE I - THE MERGER............................................................................................1

   SECTION 1.1.  The Merger.......................................................................................1
   SECTION 1.2.  Effective Time...................................................................................1
   SECTION 1.3.  Effect of the Merger.............................................................................2
   SECTION 1.4.  Certificate of Incorporation; By-Laws............................................................2
   SECTION 1.5.  Directors and Officers...........................................................................2
   SECTION 1.6.  (Intentionally Omitted)..........................................................................2
   SECTION 1.7.  Certain Other Agreements.........................................................................2
   SECTION 1.8.  Taking of Necessary Action; Further Action.......................................................2

ARTICLE II - CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES...................................................3

   SECTION 2.1.  Definitions......................................................................................3
   SECTION 2.2.  Merger Consideration; Conversion or Cancellation of Company Common Stock.........................3
   SECTION 2.3.  Exchange of Certificates.........................................................................3
   SECTION 2.4.  Tangible Net Worth Requirement...................................................................4
   SECTION 2.5.  Additional Consideration.........................................................................5
   SECTION 2.6.  Incentive Payments...............................................................................6
   SECTION 2.7.  No Fractional Shares.............................................................................6
   SECTION 2.8.  Checks or Certificates in Other Names............................................................7
   SECTION 2.9.  Distributions with Respect to Unexchanged Shares of Parent Common Stock..........................7
   SECTION 2.10. Stock Transfer Books.............................................................................7
   SECTION 2.11. Lost, Stolen or Destroyed Certificates...........................................................7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................8

   SECTION 3.1.  Corporate Existence and Power....................................................................8
   SECTION 3.2.  Corporate Authorization..........................................................................8
   SECTION 3.3.  Governmental Authorization.......................................................................8
   SECTION 3.4.  Non-Contravention................................................................................8
   SECTION 3.5.  Capitalization...................................................................................9
   SECTION 3.6.  Subsidiaries.....................................................................................9
   SECTION 3.7.  Financial Statements.............................................................................9
   SECTION 3.8.  Absence of Undisclosed Liabilities..............................................................10
   SECTION 3.9.  Title and Condition of Assets...................................................................10
   SECTION 3.10. Real Property...................................................................................11
   SECTION 3.11. Condition of Tangible Assets....................................................................11
   SECTION 3.12. Subsequent Events...............................................................................11
   SECTION 3.13. Legal Proceedings...............................................................................13
   SECTION 3.14. Material Contracts..............................................................................13
   SECTION 3.15. Employees.......................................................................................14
   SECTION 3.16. Transactions with Affiliates....................................................................15
   SECTION 3.17. Insurance Coverage..............................................................................15
   SECTION 3.18. Compliance with Laws............................................................................15
   SECTION 3.19. Accounts Receivable; Inventories................................................................15


                                      -i-




   SECTION 3.20.  Finders' Fees..................................................................................16
   SECTION 3.21.  Employee Benefit Plans.........................................................................16
   SECTION 3.22.  Taxes..........................................................................................17
   SECTION 3.23.  Environmental Matters..........................................................................19
   SECTION 3.24.  Intellectual Property..........................................................................19
   SECTION 3.25.  (Intentionally Omitted)........................................................................19
   SECTION 3.26.  Certain FDA Matters............................................................................19
   SECTION 3.27.  Stockholder Representations....................................................................20
   SECTION 3.28.  Title..........................................................................................21

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB....................................................21

   SECTION 4.1.  Corporate Existence and Power...................................................................21
   SECTION 4.2.  Corporate Authorization.........................................................................21
   SECTION 4.3.  Governmental Authorization......................................................................22
   SECTION 4.4.  Non-Contravention...............................................................................22
   SECTION 4.5.  Capitalization..................................................................................22
   SECTION 4.6.  Legal Proceedings...............................................................................23
   SECTION 4.7.  Compliance with Laws............................................................................23
   SECTION 4.8.  SEC Documents...................................................................................23
   SECTION 4.9.  Board Recommendation............................................................................24
   SECTION 4.10. Finders' Fees...................................................................................24
   SECTION 4.11  (Intentionally Omitted).........................................................................24
   SECTION 4.12. Interim Operations of Sub.......................................................................24

ARTICLE V - COVENANTS OF ALL PARTIES.............................................................................24

   SECTION 5.1.  Cooperation.....................................................................................24
   SECTION 5.2.  Other Required Information......................................................................24
   SECTION 5.3.  Confidentiality.................................................................................25
   SECTION 5.4.  Public Announcements............................................................................25
   SECTION 5.5.  Miscellaneous Agreements and Consents...........................................................25
   SECTION 5.6.  Board Representation............................................................................26
   SECTION 5.7.  Best Efforts and Further Assurances.............................................................26
   SECTION 5.8.  Operations Following Closing....................................................................26
   SECTION 5.9.  Guaranties of the Company.......................................................................26

ARTICLE VI - COVENANTS OF THE COMPANY............................................................................27

   SECTION 6.1.  Preservation of Business Organization...........................................................27
   SECTION 6.2.  Carry on in Regular Course......................................................................27
   SECTION 6.3.  Consents........................................................................................27
   SECTION 6.4.  Company Stockholders Meeting....................................................................28
   SECTION 6.5.  Access..........................................................................................28
   SECTION 6.6.  Documents and Information to be Furnished.......................................................28
   SECTION 6.7.  Notices of Certain Events.......................................................................28
   SECTION 6.8.  Accuracy of Representations and Warranties......................................................28
   SECTION 6.9.  No Solicitation.................................................................................28
   SECTION 6.10. Non-Disturbance Agreement.......................................................................29

ARTICLE VII - COVENANTS OF PARENT AND SUB........................................................................29


                                      -ii-




   SECTION 7.1.  Preservation of Business Organization...........................................................29
   SECTION 7.2.  Consents........................................................................................29
   SECTION 7.3.  Notices of Certain Events.......................................................................29
   SECTION 7.4.  Nasdaq SmallCap Market Listing..................................................................30
   SECTION 7.5.  Accuracy of Representations and Warranties......................................................30
   SECTION 7.6.  Documents and Information to be Furnished.......................................................30
   SECTION 7.7.  Indemnification.................................................................................30
   SECTION 7.8.  Non-Solicitation................................................................................30
   SECTION 7.9.  Compliance with Lease Terms.....................................................................30

ARTICLE VIII - CONDITIONS OF CLOSING.............................................................................30

   SECTION 8.1.  Conditions to Obligations of Parent, Sub, Stockholders and the Company..........................30
   SECTION 8.2.  Additional Conditions Applicable to Parent and Sub..............................................31
   SECTION 8.3.  Additional Conditions Applicable to the Stockholders and Company................................33

ARTICLE IX - TERMINATION.........................................................................................34

   SECTION 9.1.  Termination.....................................................................................34
   SECTION 9.2.  Certain Remedies Upon Termination...............................................................34
   SECTION 9.3.  Survival Upon Termination.......................................................................35
   SECTION 9.4.  Effect of Termination...........................................................................35

ARTICLE X -- SURVIVAL; INDEMNIFICATION...........................................................................35

   SECTION 10.1.  Survival.......................................................................................35
   SECTION 10.2.  Mutual Indemnification.........................................................................35
   SECTION 10.3.  Third Person Claims............................................................................36
   SECTION 10.4.  Limitations on Indemnification.................................................................37
   SECTION 10.5.  Method of Payment..............................................................................37
   SECTION 10.6.  Resolutions of Conflicts; Arbitration..........................................................37
   SECTION 10.7.  Remedies.......................................................................................38

ARTICLE XI - MISCELLANEOUS.......................................................................................39

   SECTION 11.1.  Specific Performance...........................................................................39
   SECTION 11.2.  Expenses.......................................................................................39
   SECTION 11.3.  Further Assurances.............................................................................39
   SECTION 11.4.  Parties in Interest............................................................................39
   SECTION 11.5.  Entire Agreement...............................................................................39
   SECTION 11.6   Amendment or Modification......................................................................40
   SECTION 11.7.  Waiver.........................................................................................40
   SECTION 11.8.  Assignability..................................................................................40
   SECTION 11.9.  Headings and Interpretation....................................................................40
   SECTION 11.10. Notices........................................................................................40
   SECTION 11.11. Law Governing..................................................................................41
   SECTION 11.12. Invalidity of Provisions.......................................................................41
   SECTION 11.13. Counterparts...................................................................................41


                                     -iii-





EXHIBITS

EXHIBIT A       FORM OF SECURED PROMISSORY NOTE
EXHIBIT B       FORM OF PLEDGE AGREEMENT
EXHIBIT C       FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT D       FORM OF EMPLOYMENT AGREEMENT, ERIC HAGERSTRAND AND DENNIS SMITH
EXHIBIT E       FORM OF EMPLOYMENT AGREEMENT, THOMAS CANNING




                                      -iv-






                          AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger dated as of March 7, 1997 (this "AGREEMENT") by and among DynaGen, Inc., a Delaware corporation ("PARENT"); DynaGen Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("SUB"); Superior Pharmaceutical Company, an Ohio corporation (the "COMPANY"); and Eric C. Hagerstrand ("HAGERSTRAND"), Dennis Smith ("SMITH") and Thomas Canning ("CANNING"), the stockholders of the Company. Each of Hagerstrand, Smith and Canning are hereinafter collectively referred to as the "STOCKHOLDERS".

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of each company and its respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, in furtherance of such combination, the respective Boards of Directors of Parent, Sub and the Company have each approved the merger (THE "MERGER") of Sub with and into the Company in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("DELAWARE LAW") and the Ohio General Corporation Law ("OHIO LAW") upon the terms and conditions set forth herein.

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law and Ohio Law, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be Superior Pharmaceutical Company.

         SECTION 1.2. EFFECTIVE TIME. Unless this Agreement shall have earlier terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1 hereof, the closing of the Merger (the "CLOSING") will take place as promptly as practicable (and in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII hereof, at the offices of Taft, Stettinius & Hollister, 1800 Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, unless another date, time or place is agreed to in writing by the parties hereto. The date upon which the Closing occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware and the Secretary of State of the State of Ohio, in such form as required by Delaware Law and Ohio Law (the date and time of such filings being the "EFFECTIVE TIME").






                     Agreement and Plan of Merger - Page 2


         SECTION 1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the Certificate of Merger and applicable provisions of Ohio Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4. CERTIFICATE OF INCORPORATION; BY-LAWS. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation and the Regulations of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Regulations of the Surviving Corporation.

         SECTION 1.5. DIRECTORS AND OFFICERS. Effective as of the Closing, Parent shall appoint a total of five (5) directors to the board of directors of the Surviving Corporation to hold office for one year and until their successors shall have been duly elected and qualified. Two of the directors shall be Hagerstrand and Smith. Parent shall select the remaining directors in its sole discretion. Effective as of the Closing, Hagerstrand and Smith shall also be appointed officers of the Surviving Corporation.

         SECTION 1.6. [INTENTIONALLY OMITTED.]

         SECTION 1.7. CERTAIN OTHER AGREEMENTS. Concurrently with the execution and delivery of this Agreement or prior to the Closing, the following agreements (collectively, the "Operative Documents") shall be executed and delivered by Stockholders and Parent, as the case may be:

                  (i) a Secured Promissory Note in the form of Exhibit A (the "NOTE"), duly executed by Parent and delivered to each of the Stockholders;

                  (ii) a Pledge Agreement in the form of Exhibit B (the "PLEDGE AGREEMENT"), duly executed and delivered by each of the Stockholders and Parent;

                  (iii) a Registration Rights Agreement in the form of Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") duly executed and delivered by each of the Stockholders and Parent;

                  (iv) Employment Agreements with each of Hagerstrand and Smith in the form of Exhibit D (the "EMPLOYMENT
                           AGREEMENTS"), duly executed and delivered by the Company and each of Hagerstrand and Smith; and

                  (v) an Employment Agreement with Canning in the form of Exhibit E (the "CANNING AGREEMENT"), duly executed and delivered by the Company and Canning.

         SECTION 1.8. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company and Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.





                     Agreement and Plan of Merger - Page 3


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.1.  DEFINITIONS.

                  "COMPANY COMMON STOCK" shall mean the Common Stock, no par value, of the Company.

                  "MERGER CONSIDERATION" shall mean (i) $6,500,000 in cash, (ii) Notes in the aggregate principal amount of $5,000,000 and (iii) 1,666,667 shares of Parent Common Stock.

                  "OUTSTANDING SHARES" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                  "PARENT COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of Parent.

         SECTION 2.2. MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF COMPANY COMMON STOCK. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any shares of Company Common Stock, each of the Outstanding Shares shall be converted into the right to receive a pro rata amount of the Merger Consideration, based on each Stockholder's equity interest in the Company.

                  (b) If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of a stock dividend, subdivision, reclassification, recapitalization, split-up or combination, the number of shares of Parent Common Stock included in the Merger Consideration shall be appropriately adjusted.

                  (c) At the Effective Time, each share of Company Common Stock issued and outstanding and owned by Parent or any of its subsidiaries (including
Sub) or held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (d) At the Effective Time, each share of Sub Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall thereupon be converted into and become one (1) share of Common Stock of the Surviving Corporation.

         SECTION 2.3. EXCHANGE OF CERTIFICATES. (a) Prior to the Effective Time, Parent will appoint its transfer agent (the "Exchange Agent") to effectuate the delivery of the consideration provided for in Section 2.2 to holders of Company Common Stock upon surrender of certificates which immediately prior to the Effective Time represented all Outstanding Shares of Company Common Stock ("Certificates").






                     Agreement and Plan of Merger - Page 4


                  (b) Upon surrender of a Certificate to the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration provided for in Section 2.2(a), and the Certificate so surrendered shall forthwith be canceled.

                  (c) Subject to Sections 2.4, 2.5 and 2.6, all Merger Consideration issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (d) Neither Parent, Sub nor the Company shall be liable to any holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar law. From and after the Effective Time, and until surrendered in accordance with the provisions of Section 2.3, each Certificate representing Outstanding Shares shall represent, for all purposes, only the right to receive the Merger Consideration.

                  (e) Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock such amounts as Parent is required to deduct and withhold with respect to the making of any such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.

          SECTION 2.4 TANGIBLE NET WORTH REQUIREMENT

                  (a) As of the Closing Date, the Company shall have Tangible Net Worth (as defined in this Section 2.4) of at least $2,750,000. If the Tangible Net Worth of the Company as set forth on the balance sheet contained in the Closing Financial Statements (as defined in this Section 2.4) is less than $2,750,000 as of the Closing Date, Parent shall withhold the amount of such shortfall, pro rata from the Stockholders, from the first payment of principal under the Notes. If the Tangible Net Worth of the Company as set forth on the balance sheet contained in the Closing Financial Statements is greater than $2,750,000 as of the Closing Date, Parent shall distribute the amount of such excess, pro rata among the Stockholders, at the time of the first payment of principal under the Notes.

                  (b) For purposes hereof, the term "Tangible Net Worth" shall mean the net worth of the Company as determined in the audited balance sheets of the Company as of December 31, 1996 (under the caption "Stockholders' Equity"), as adjusted for transactions through the Closing Date, in all cases of the type which would be set forth on a balance sheet of the Company in accordance with generally accepted accounting principles consistently applied.

                  (c) As promptly as practicable after the Closing Date but in no event later than forty-five (45) days thereafter, Parent shall oversee and cause to be prepared by the Company's auditors (Grant Thornton LLP) and delivered to Parent and the Stockholders a reviewed balance sheet of the Company as at the close of business on the Closing Date and a reviewed statement of earnings and cash flows from January 1, 1997 to the Closing Date, together with the review report of the Company's auditors, addressed to Parent and the Stockholders, stating that its review of the Closing Financial Statements was made in accordance with statements on standards for accounting and review services issued by the American Institute of Certified Public Accountants. The reviewed Closing Statements will be presented in accordance with generally accepted accounting principles and applied on a basis consistent with such U.S. generally








                     Agreement and Plan of Merger - Page 5


accepted accounting principles and the financial statements of the Company for the fiscal years December 31, 1994, 1995 and 1996, previously furnished to Parent. Such financial statements, as so reviewed, are referred to herein as the "Closing Financial Statements." The cost of such review and the preparation of the Closing Financial Statements by the Company's auditors shall be borne by Parent.

                  (d) The calculation of Tangible Net Worth set forth in the balance sheet contained in the Closing Financial Statements shall be deemed to be conclusive and binding upon the parties, unless at or prior to the fifth business day following the completion of the Closing Financial Statements and their delivery to Parent and the Stockholders, Parent or the Stockholders shall give written notice to the other that it objects to the valuation, inclusion or omission of any item. Such notice shall specify Parent's or the Stockholders' objections to the computation of Tangible Net Worth, citing the items or principles disputed. In the event that Parent and the Stockholders are unable to mutually agree upon the valuation or amount of any disputed item set forth in such notice within twenty (20) days after the receipt thereof by the non-objecting party, the parties shall submit the unresolved items to arbitration by a firm of independent public accountants to be selected jointly by Parent and the Stockholders. Such accounting firm shall be requested to consider the respective positions of the parties and render an opinion as to the valuation or amount of the disputed items. The determination of such jointly selected accounting firm shall be conclusive and binding upon the parties hereto. The cost of such accounting firm shall be paid by the non-prevailing party. A party shall be deemed to have prevailed with regard to disputed matters if its last offer or demand immediately prior to submission to such accounting firm is closer to the final resolution of the disputed matters than the other party's offer or demand.

         SECTION 2.5.ADDITIONAL CONSIDERATION. If at the first twelve-month anniversary of the Closing, the average closing bid price of Parent Common Stock for the ten (10) trading days immediately preceding such anniversary (the "FAIR MARKET VALUE") multiplied by the aggregate number of shares of Parent Common Stock delivered at the Closing equals an amount less than $5,000,000 (the "DEFICIENCY"), then Parent, within forty-five (45) days of such anniversary shall deliver to the Stockholders, pro rata based on the Outstanding Shares, that number of shares of Parent Common Stock equal to the Deficiency divided by the Fair Market Value, if the Fair Market Value is a trading price equal to or greater than $1.50 per share of DynaGen Common Stock. To the extent the Fair Market Value is less than $1.50 per share of DynaGen Common Stock, Parent shall also pay to the Stockholders in immediately available funds the extent of the additional Deficiency below the $1.50 trading price. By way of illustration and example: (a) if the Fair Market Value as determined above is $2.00, the aggregate number of shares of DynaGen Common Stock to be issued shall be the product obtained by dividing the Deficiency of $1,666,666 [$5,000,000 less 1,666,667 x $2.00 (FMV) = $5,000,000 less $3,333,334 = $1,666,666 of Deficiency]
by the Fair Market Value of $2.00 ($1,666,666  (184) $2.00 = 833,333  additional shares of DynaGen Common Stock); under such example, Parent shall issue 833,333 additional shares of DynaGen Common Stock.

         (b) If the Fair Market Value is under $1.50 per share of DynaGen Common Stock, Parent will then issue (in the aggregate to all Stockholders) an additional 1,666,667 shares of DynaGen Common Stock. The remaining amount of the Deficiency, calculated following the issuance of the additional 1,666,667 shares of DynaGen Common Stock, shall be an amount equal to $5,000,000 less 3,333,334 shares of DynaGen Common Stock multiplied by the Fair Market Value. Such remaining Deficiency amount shall be then paid to the Stockholders in immediately available funds.

         The shares of Parent Common Stock which may be issued pursuant to the foregoing provisions are referred to as the "ADJUSTMENT SHARES."






                     Agreement and Plan of Merger - Page 6


         SECTION 2.6. INCENTIVE PAYMENTS. (a) Subject to Section 2.6(b) below, if the Surviving Corporation achieves Net Sales (as defined below) for the years ending December 31, 1997, 1998 and 1999 equal to or greater than $32 million, $35 million, and $39 million respectively (the "NET SALES TARGETS"), then Parent or the Surviving Corporation shall pay to the Stockholders, pro rata based on the Outstanding Shares, an aggregate of $550,000 for each such year that these Net Sales Targets have been achieved ("TARGET PAYMENTS"). Any such payment shall be paid to the Stockholders within forty-five (45) days after Parent's independent accountants have issued their report on the Parent's audited financial statements for such period. "NET SALES" means the net sales of the Surviving Corporation determined in accordance with generally accepted accounting principles ("GAAP") applied on the basis consistent with the Company's audited statements of earnings for the year ended December 31, 1996 attached hereto as part of Schedule 3.7.

                  (b) Upon a Change in Control (as hereinafter defined) which occurs prior to December 31, 1999, the Target Payments and all unpaid principal and interest on the Notes shall, immediately prior to consummation of the Change in Control, accelerate and become fully vested and payable to the Stockholders; provided, however, that the Parent or Surviving Corporation shall not be required to pay any Target Payment with respect to any year which was completed prior to the Change in Control and for which the Net Sales Targets were not achieved. For purposes of the foregoing, "CHANGE IN CONTROL" shall mean the acquisition of the Parent or the Surviving Corporation by (i) the sale, issuance, exchange or transfer, in a single transaction or a series of related transactions, of greater than fifty percent (50%) of the outstanding capital stock of the Parent or the Surviving Corporation to a third party in connection with any business combination or other acquisition and in which such third party has the right to elect, and does elect, a majority of the Parent's Board of Directors, (ii) the sale of all or substantially all of the assets of the Parent or the Surviving Corporation to a third party, or (iii) a merger, consolidation or other reorganization involving the Parent and one or more other entities in which the shares of the Parent's or Surviving Corporation's outstanding capital stock immediately prior to such transaction are converted into, exchanged for or represent less than a majority of the voting power of the surviving or resulting entity.

         (c) In the event any of Hagerstrand or Smith is terminated without "cause" under such Stockholder's Employment Agreement (as defined in the Stockholder's Employment Agreement), then the Target Payments shall, immediately upon such termination, accelerate and become fully vested and payable to all Stockholders; provided, however, that the Parent or Surviving Corporation shall not be required to pay any Target Payment with respect to any year which was completed prior to the date of termination and for which the Net Sales Targets were not achieved. In the event of any termination of Hagerstrand or Smith for cause (as defined in such Stockholder's Employment Agreement), such Stockholder shall continue to be entitled to receive his pro rata share of any Target Payment otherwise payable in the absence of any such termination; provided, however, that the Parent or Surviving Corporation shall not be required to pay any Target Payment with respect to any year which was completed prior to the date of termination and for which the Net Sales Targets were not achieved. In the event of any voluntary termination of employment by any Stockholder, such Stockholder shall not receive his pro rata share of any Target Payment otherwise payable in the absence of any such termination.

         SECTION 2.7. NO FRACTIONAL SHARES. No certificates or scrip for fractional shares of Parent Common Stock will be issued, no Parent stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares (after taking into account all shares of Company Common Stock then held by any such holder), any holder of Company Common Stock who







                     Agreement and Plan of Merger - Page 7


would otherwise be entitled to a fraction of a share of Parent Common Stock (or any other Person who is the record holder of certificates for shares of Parent Common Stock into which such shares of Company Common Stock have been converted) will, upon surrender of his Certificate or Certificates, be paid the cash value of such fraction (without interest and rounded to the nearest cent), which shall be equal to the fraction multiplied by the closing bid price per share of Parent Common Stock on the day preceding the Closing.

         SECTION 2.8.CHECKS OR CERTIFICATES IN OTHER NAMES. If any check or any certificate evidencing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange establish to the satisfaction of the Exchange Agent or of Parent acting solely in its corporate capacity, as the case may be, that any transfer or other taxes required by reason of the issuance of a check or a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise required has been paid or is not payable.

         SECTION 2.9. DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF PARENT COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole share of Parent Common Stock.

         SECTION 2.10. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company or the Surviving Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration.

         SECTION 2.11. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, for the pro rata amount of the Merger Consideration; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of any such lost, stolen or destroyed Certificate or Certificates having an aggregate value of $100,000 or more to deliver a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.






                     Agreement and Plan of Merger - Page 8


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         With the exceptions of the  representations and warranties set forth in
Section 3.22(d) and (e), 3.27 and 3.28, which are expressly stated to be made in the respective Stockholder's individual capacity only, each of the Company and the Stockholders hereby severally, but not jointly, represent and warrant to each of Parent and Sub that except as set forth in the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"):

         SECTION 3.1. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. The Company has heretofore delivered to Parent and Sub true and complete copies of its Articles of Incorporation and Code of Regulations, as amended to date and as currently in effect. For purposes of this Agreement, a "MATERIAL ADVERSE CHANGE" or a "MATERIAL ADVERSE EFFECT" shall mean, with respect to Parent on the one hand and the Company on the other hand, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect or impact on the business, assets, results of operations, prospects or financial condition of such party and its subsidiaries, taken as a whole, or is reasonably likely to delay substantially or prevent the consummation of the transactions contemplated hereby.

         SECTION 3.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger are within the Company's corporate power and authority and, subject to the approval of the Merger by the Company's stockholders (the "COMPANY STOCKHOLDER APPROVAL"), have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Company Stockholder Approval.

         SECTION  3.3.  GOVERNMENTAL  AUTHORIZATION.  Except  as  set  forth  on
Schedule 3.3, the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement by the Company, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory authority (each, a "GOVERNMENTAL AUTHORITY"), other than (i) routine filings with the Secretary of State of Ohio and the Secretary of State of Delaware necessary to consummate the Merger and (ii) such filings or notifications which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect.

         SECTION 3.4. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and other transactions contemplated by this Agreement, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the Articles of Incorporation or Code of







                     Agreement and Plan of Merger - Page 9


Regulations of the Company, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to the Company, (iii) except as set forth on Schedule 3.4, require any consent, approval or other action by any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, trust or other entity or organization, including a Governmental Authority (a "PERSON"), contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any material provision of (A) any agreement binding upon the Company, or (B) assuming compliance with the matters referred to in Section 3.3, any material license, franchise, permit or other similar authorization held by the Company, or (iv) create or result in any mortgage, lien, pledge, claim, charge, security interest, easement, assessment, restrictive covenant, reservation, restriction or encumbrance of any kind ("LIEN") on any asset of the Company, except in the case of clauses (ii), (iii) and (iv), for such matters as would not have a Material Adverse Effect on the Company.

         SECTION 3.5. CAPITALIZATION. The authorized capital stock of the Company consists of (i) 750 shares of Company Common Stock, no par value, of which 200 shares are issued and outstanding as of the date hereof. Schedule 3.5 sets forth the name and address of all stockholders of the Company and the number of shares of Common Stock held by each stockholder of the Company. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other rights of any stockholder of the Company or any other Person. Except as set forth in Schedule 3.5, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from the Company, or agreements, commitments or obligations of the Company to issue or sell, any capital stock or securities convertible into or exchangeable for capital stock of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). Except as set forth in Schedule 3.5 or as contemplated by this Agreement, there are no outstanding obligations of the Company to sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any of the Company Securities. Schedule 3.5 sets forth a complete and correct list (including number of shares and exercise price) of all Company Securities described in clauses (ii) and (iii) of the definition of Company Securities.

         SECTION 3.6. SUBSIDIARIES. The Company does not hold or own, directly or indirectly, any equity or ownership interest in any corporation, association, partnership, joint venture or other Person.

         SECTION 3.7. FINANCIAL STATEMENTS. Attached hereto as Schedule 3.7 are the following financial statements of the Company (collectively, the "Financial Statements"):

                  (i) the audited balance sheet as of December 31, 1994 and the related audited statements of earnings, retained earnings and cash flows for the year ended December 31, 1994 (together with the notes thereto, audited by, and accompanied by the report thereon, of Grant Thornton LLP);

                  (ii) the audited balance sheet as of December 31, 1995 and the related audited statement of earnings, retained earnings and cash flows for the year ended







                     Agreement and Plan of Merger - Page 10


                           December 31, 1995 (together with the notes thereto, audited by, and accompanied by the report thereon, of Grant Thornton LLP); and

                  (iii) the audited balance sheet as of December 31, 1996 (the "BALANCE SHEET") and the related audited statements of earnings, retained earnings and cash flows for the year ended December 31, 1996 (together with the notes thereto, audited by, and accompanied by the report thereon, of Grant Thornton LLP).

Each of the Financial Statements has been prepared in accordance with GAAP applied on a consistent basis and fairly presents the financial position of the Company as of its date or the results of operations or changes in financial position of the Company for the periods then ended. Except as may be set forth in the Financial Statements, all of the revenues and expenses of the Company reflected in the Financial Statements were derived or incurred in the ordinary course of business of the Company. The account records underlying the Financial Statements accurately and fairly reflect, in reasonable detail and in all material respects, the transactions of the Company, and the Company's books of account have been maintained in accordance with GAAP applied on a consistent basis. All accounts, notes and other receivables of the Company are valid and enforceable, are not subject to any valid defense, set off, counterclaim or claim for returns or refunds, and are collectible in full in accordance with their terms in the ordinary course of business of the Company, except to the extent of any reserves therefor reflected on the Balance Sheet or taken in the ordinary course of business consistent with past practice which, in the aggregate, are not materially adverse to the Company.

         SECTION 3.8. ABSENCE OF UNDISCLOSED LIABILITIES. To the best knowledge of the Company and the Stockholders, the Company has no liabilities or obligations which are, or reasonably could be expected to be, in the aggregate, material to the business, assets, results of operation, prospects or financial condition of the Company, except those liabilities or obligations which are (a) fully reflected or adequately reserved against in the Balance Sheet, (b) disclosed in this Agreement or in Schedule 3.8 or (c) incurred in the ordinary course of business consistent with past practice since December 31, 1996 (the "BALANCE SHEET DATE"). For the purposes of this Agreement, the phrase "LIABILITIES OR OBLIGATIONS" shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute or contingent, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

         SECTION 3.9. TITLE AND CONDITION OF ASSETS. The assets and properties owned, leased or subleased by the Company constitute, and on the Closing Date will constitute, all of the assets and properties used or held for use in the conduct of the business of the Company, and are, and on the Closing Date will be, generally adequate to conduct the business of the Company as currently conducted. The Company has, and on the Closing Date will have record and marketable title to, or valid leasehold interests in, all of its assets and properties, whether real, personal or mixed, tangible or intangible, and whether now owned, leased or subleased or acquired after the date of this Agreement, including all assets and properties identified on the Balance Sheet, except for assets and properties sold since the Balance Sheet Date in the ordinary course of business consistent with past practices and as permitted by this Agreement. Except as disclosed in the Financial Statements or in Schedule 3.9, none of such assets and properties is, or on the Closing Date will be, subject to any Liens, except for (i) Liens incurred in the ordinary course of business which are not yet due and payable, (ii) Liens which do not materially detract from the value of or interfere with the present use of the property affected thereby and which do not, individually or in the aggregate, have a Material Adverse Effect on the Company and (iii) liens securing the repayment of the Credit Facility of the Company (the "PERMITTED LIENS").







                     Agreement and Plan of Merger - Page 11


         SECTION 3.10. REAL PROPERTY. Set forth on Schedule 3.10 is an accurate and complete list and summary description of all real property currently owned or leased by the Company and, except as set forth on Schedule 3.10, none of the described leases require any consent to the transactions contemplated by this Agreement. The Company has previously delivered to Parent and Sub accurate and complete copies of all leases listed and described on Schedule 3.10. The Company has possession of each of the aforementioned properties and, to the knowledge of the Company, no event has occurred which, with the lapse of time or notice or both, could reasonably be expected to result in a material default under any of the described leases. All rents or other material payment obligations which have become due in respect of each of such leased properties have been paid, the Company has complied in all material respects with its obligations under the said leases and the Company has not received any notice of any breach of its obligations under any covenants, agreements, statutory requirements, planning consents, by-laws, orders and regulations affecting any of such properties (whether owned or leased), their use and any business of the Company there carried on.

         SECTION  3.11.  CONDITION  OF TANGIBLE  ASSETS.  Except as set forth on
Schedule 3.11, all material tangible property, including the real property and structures thereon, of the Company is in good operating condition, reasonable wear and tear excepted, and the operation and use of such property in the business of the Company conforms in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

         SECTION 3.12. SUBSEQUENT EVENTS. Except as disclosed in Schedule 3.12, since the Balance Sheet Date, the business of the Company has been conducted in the ordinary course of business consistent with past practices and the Company has not:

                  (a) Incurred any Material Adverse Change.

                  (b) Amended or otherwise changed its Articles of Incorporation or Code of Regulations in any manner which would reasonably be expected to result in a Material Adverse Change.

                  (c) Declared, set aside or paid any dividend or other distribution with respect to any of the Company Securities, or repurchased, redeemed or otherwise acquired any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, the Company (including the Company Securities) or issued or sold any Company Securities.

                  (d) Amended the term of any outstanding security of the Company.

                  (e) Incurred any indebtedness for borrowed money or guaranteed any such indebtedness of another Person, issued or sold any debt securities or warrants or other rights to acquire any debt securities of the Company, guaranteed any debt securities of another Person, entered into any "keep well" or other agreement to maintain any financial statement condition of another Person or entered into any arrangement having the economic effect of any of the foregoing, except for borrowings under its existing credit facility with The Huntington Bank for secured indebtedness, whether a term loan or line of credit (the "CREDIT FACILITY"), the endorsement of checks in the normal course of business, and the extension of credit to the Company by suppliers in the normal course of business.

                  (f) Created or assumed or permitted to exist any Lien on any asset, other than Permitted Liens .

                  (g) Made any loan or capital contribution to or investment in any Person.





                     Agreement and Plan of Merger - Page 12


                  (h) Entered into any lease or acquisition of any capital asset or made any other investment for aggregate consideration in excess of $10,000.

                  (i) Sold, leased, pledged, transferred or otherwise disposed of any capital asset with an aggregate fair market value in excess of $10,000.

                  (j) Entered into any agreement or transaction, or made any commitment, relating to its assets or business (including the acquisition or disposition of any assets or business) or relinquished any contract or other right, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement.

                  (k) Changed any method or practice of financial or tax accounting or any method of maintaining books and records.

                  (l) (i) Granted any severance or termination pay to any director or officer of the Company or, except in the ordinary course of business consistent with past practice, to any employee of the Company, (ii) entered into any employment, severance, consulting, deferred compensation or other similar agreement (or any amendment to any agreement) with any director or officer of the Company or, except in the ordinary course of business consistent with past practice, with any employee of the Company, (iii) changed any benefits payable under existing severance or termination pay policies or employment, severance, consulting or other similar agreements, or (iv) changed the compensation, bonus or other benefits payable to directors, officers or employees of the Company other than periodic increases in the ordinary course of business consistent with past practice.

                  (m) Paid, discharged, settled or satisfied any claim, Lien or liability, other than those (i) which were reflected or reserved against in the Balance Sheet and in the ordinary course of business consistent with past practice, or (ii) which were incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice.

                  (n) Written down the value of any inventory or written off as uncollectible any notes, accounts or other receivables or any portion thereof other than in the ordinary course of business consistent with past practice.

                  (o) Entered into any transaction with any affiliates of the Company, other than in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Company and upon terms that were no less favorable to the Company than it could have obtained in a comparable transaction with a Person who was not an affiliate.

                  (p) Entered into any agreement, undertaking or commitment to do any of the foregoing.

                  (q) Suffered any damage, destruction or other casualty loss not covered by insurance affecting the business or assets of the Company which has had or would reasonably be expected to result in or have a Material Adverse Effect on the Company.

         SECTION 3.13. LEGAL PROCEEDINGS. Except as set forth on Schedule 3.13, there is no action, suit, litigation, governmental investigation or other proceeding pending or, to the knowledge of the Company, threatened against or relating to the Company or any of its properties or businesses, or the







                     Agreement and Plan of Merger - Page 13


transactions contemplated by the Agreement which could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Company, no basis for any such action exists.

         SECTION 3.14. MATERIAL CONTRACTS. (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in Schedule 3.14 or any other Schedule to this Agreement, the Company is not a party to or subject to:

                  (i)      any collective bargaining agreement;

                  (ii) any agreements that contain any material unpaid severance liabilities or obligations;

                  (iii) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

                  (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization not terminable by the Company on 90 days' notice without liability except to the extent applicable local law and/or general principles of wrongful termination law may limit the Company's ability to terminate such agreements, contracts or commitments;

                  (v) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (vi)     any fidelity or surety bond or completion bond;

                  (vii) any lease of personal property having a remaining value individually in excess of $10,000;

                  (viii)   any agreement of indemnification or guaranty;

                  (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any Person;

                  (x) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $10,000;

                  (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;






                     Agreement and Plan of Merger - Page 14


                  (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

                  (xiii) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $50,000 or more;

                  (xiv)    any   distribution,   joint   marketing,   supply  or
                           development agreement; or

                  (xv) any other agreement, contract or commitment which involves payment by the Company of $25,000 or more and is not cancelable without penalty within thirty
                           (30) days.

        The Company has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any other agreement, contract or commitment in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek damages from the Company that could reasonably be expected to have a Material Adverse Effect. Each agreement, contract or commitment set forth in any of the Company's schedules is in full force and effect and, except as otherwise disclosed in such schedule, to the knowledge of the Company and the Stockholders, each such agreement, contract or commitment is not subject to any material default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals as are required in connection with the Merger under any of the Company's material agreements.

                (b) There is no contract, agreement, commitment or obligation to which the Company is a party or is bound that, at the time it was entered into or made was, or is currently, known or expected by the Company to result in any material loss to the Company upon completion or performance thereof, or any bid, offer or proposal which, if accepted would result in such a contract, agreement, commitment or obligation.

                (c) Except as disclosed in Schedule 3.14, the Company is not a party to any agreement with any of its securityholders or optionholders, or any affiliate thereof, nor, to the knowledge of the Company, without inquiry by the Company, is any securityholder or optionholder of the Company a party to any agreement with any other such securityholder or optionholder relating to the Company or any of its securities.

        SECTION 3.15. EMPLOYEES. Schedule 3.15 sets forth a true and complete list of (a) the names, titles, annual salaries and other compensation of all employees of the Company (the "EMPLOYEES") and the location at which such Employees regularly perform services for the Company and (b) the wage rates for non-salaried Employees of the Company (by classification). Any agreements, commitments or understandings between the Company and any Employee concerning such Employee's future salary, compensation or terms of employment are described in Schedule 3.15. Except as set forth on Schedule 3.15, none of such Employees has indicated to the Company that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise. The
Company  is  in  compliance  with  all  currently   applicable  laws  respecting
employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company. There is no unfair labor practice







                     Agreement and Plan of Merger - Page 15


complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board.

         SECTION  3.16.  TRANSACTIONS  WITH  AFFILIATES.  Except as set forth in
Schedule 3.16, since January 1, 1993, there have been and are no agreements or other continuing transactions between the Company, on the one hand, and any affiliate of the Company, any of the stockholders of the Company, any affiliate of any stockholder of the Company, or any member of any such stockholder's family, on the other hand. Except as set forth in Schedule 3.16, to the knowledge of the Company, none of the officers or directors of the Company (a) has any material direct or indirect interest in any entity which does business with the Company or any property, asset or right which is used by the Company; or (b) has any contractual relationship with the Company.

         SECTION 3.17. INSURANCE COVERAGE. The Company has furnished to Parent a list of, and true and complete copies of, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company (including without limitation any policies pertaining to product liability). There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1995 and remain in full force and effect.

         SECTION 3.18. COMPLIANCE WITH LAWS. The Company is not in violation of any applicable provisions of any law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, except for violations that have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.19. ACCOUNTS RECEIVABLE; INVENTORIES. (a) Except as set forth on Schedule 3.19(a), the accounts receivable of the Company, including the accounts receivable reflected on the Balance Sheet and accounts receivable acquired by the Company between the Balance Sheet Date and the Closing Date, are valid and existing and represent bona fide claims against debtors for sales and other charges, and were acquired in the ordinary course of business and have been collected, or are expected to be collected in the ordinary course of business within a period not exceeding 90 days from invoice date, in full and in accordance with their terms at their recorded amounts, subject only to the reserve for receivables as reflected on the face of the Balance Sheet, and (subject to the aforesaid reserves) are subject to no refunds, discounts (except for normal cash and immaterial trade discounts) or other adjustments and, to the best knowledge of the Company, to no defenses, rights of setoff, counterclaims, encumbrances or conditions affecting any thereof. The accounts receivable have been accrued on the books of the Company in the ordinary course of business consistent with past practices in accordance with GAAP, and the amount reserved for doubtful accounts and allowances disclosed in the Balance Sheet or accrued on such books is consistent with past practices.

              (b) Schedule 3.19(b) sets forth a detailed list of all inventory of the Company. All of the inventories that are reflected in Schedule 3.19(b)
(i) were purchased or acquired in the ordinary course of the Company's business and in a manner consistent with the regular inventory practices of the Company,
(ii) have been or will be used or sold in the ordinary course of business and in a manner consistent with its regular inventory practices, (iii) are not in excess of the Company's reasonable requirements, and (iv) are or will be reflected in the Company's financial statements in accordance with GAAP consistently






                     Agreement and Plan of Merger - Page 16


applied. Since the Balance Sheet Date, due provision was made on the books of the Company in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

              (c) Except as disclosed on Schedule 3.19(b), the inventory does not consist of any damaged or obsolete inventory or inventory not fit for use in the ordinary course of business, including without limitation (i) raw materials or work-in-process that are not used in current formulations of the Company's products, (ii) any raw materials or work-in-process that, according to the production schedule of the business, would not reasonably be expected to be used within six months after the Closing Date or, if earlier, the end of such raw material's or work-in-process' useful life, (iii) any finished goods that represent products returned prior to November 1, 1996, (iv) any finished goods for which no sales are forecast in the Company's sales plan, (v) any finished goods not salable in the ordinary course of business at the Company's published prices without additional manufacturing or packaging cost, (vi) any finished goods that are "remnant", and (vii) any raw materials, work-in-process or finished goods that, as a result of any judgment, order, decree or settlement relating to product labeling or otherwise, may not be used in current product formulation. All inventory has been stored, shipped and otherwise handled in compliance in all material respects with all applicable federal and state law, rules and regulations (including, without limitation those promulgated by the U.S. Food and Drug Administration ("FDA")).

         SECTION 3.20. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from Parent or any of its subsidiaries or the Company upon consummation of the Merger and the transactions contemplated by the Operative Documents.

         SECTION 3.21.  EMPLOYEE BENEFIT PLANS.  Except as set forth in Schedule
3.21 neither the Company nor any Person that together with the Company would be treated as a single employer under Section 414 of the Code (an "ERISA AFFILIATE") has established or maintains or is obligated to make contributions to or under or otherwise participate in (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans (individually, a "PLAN" and collectively, the "PLANS") have been operated and administered in all material respects in accordance with, as applicable, ERISA, and the Code, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by the Company has resulted in, nor does the Company have knowledge of a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. At the Effective Time, the fair market value of the assets of any Plan which is subject to Title IV of ERISA will exceed the present value of all benefits accrued under such Title IV Plan, determined on a termination basis using assumptions established by the Pension Benefit Guaranty Commission as in effect on that date. Neither the Company nor any ERISA Affiliate has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA, or (ii) incurred, or reasonably expects to incur prior to the Effective Time, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Plan covered or previously covered by Title IV or ERISA that could become a liability of the Parent or Sub or any of their ERISA Affiliates after the






                     Agreement and Plan of Merger - Page 17


Effective Time. The Company has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

         SECTION 3.22. TAXES. (a) The term "TAXES" as used herein means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, or other taxes, fees, assessments or other charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term "Returns" as used herein, means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and "RETURN" means any one of the foregoing returns. All citations to the Code, or the Treasury regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

                  (b) The Company has filed all Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such Returns), including, without limitation, all Taxes which the Company is obligated to withhold for amounts owing to employees, creditors and third parties. All such Returns were complete and correct in all material respects. All Taxes with respect to which the Company has become obligated have been paid and adequate reserves have been established for all Taxes accrued but not yet payable (including any Taxes arising out of the transactions contemplated by this Agreement). To the knowledge of the Company and the Stockholders, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to any of the Returns have been given by or requested from the Company. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of the Company, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of the Company. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. All material elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the financial statements of the Company, or are annexed hereto in Schedule 3.22. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, (i) in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exception in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) in any payment which would not be deductible under Sections 162 and 404 of the Code. The Company has not agreed to make any adjustment under
Section 481(a) of the Code (or any similar provision of law or regulations) by reason of a change in accounting method or otherwise, and the Company will not be required to make any such adjustment as a result of the transactions set forth in this Agreement. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. The Company does not own any interest in any entity which is characterized as a partnership for federal, state, local, foreign or other Tax purposes. The Company is not and has not been a United States real property holding corporation during the applicable period specified in Section 897(c)(1)(A)(ii). The Company has not participated in or cooperated with any international boycott, within the meaning of Section 999 of the Code.

                  (c) Set forth on Schedule 3.22 is a complete and accurate description of the Company's (i) tax basis in its assets, (ii) tax elections,
(iii) methods of accounting, and (iv) agreements with respect to Taxes.





                     Agreement and Plan of Merger - Page 18


                  (d) The Company has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. The Company and its stockholders made (i) a valid election for the Company to be treated as an "S corporation", as that term is defined in Section 1361(a) of the Code and (ii) a similar valid election under the laws of the State of Ohio or any other applicable governmental authority, and all of such elections will be in effect at the Effective Time. An election under Section 1362(a) of the Code (and any similar election under the laws of the State of Ohio or any other applicable Governmental Authority) has been in effect with respect to the Company (and any predecessor corporation) for each of its taxable years (within the meaning of
Section 1374(c) of the Code). Schedule 3.22 lists each such election and a true copy of each such election is attached thereto; there are no grounds for the revocation of any such election and no such election will be revoked retroactively or otherwise except at the Effective Time by reason of the Merger. The Company has not taken any action that would cause, or would result in, the termination of the S corporation status of the Company, other than pursuant to this Agreement. Each of the Stockholders hereby individually represents that he has not taken any action that has caused, would cause, or would result in, the termination of the S Corporation status of the Company prior to the date hereof, other than pursuant to this Agreement. Neither the Company nor any predecessor has ever (i) been a party to any merger or consolidation nor acquired substantially all of the assets of any Person, (ii) adopted a plan of liquidation, or (iii) made any election under Section 936 or 992 of the Code. There will be no tax imposed by Section 1374 of the Code and any corresponding provisions of the laws of the State of Ohio or any other applicable Governmental Authority in connection with the Merger.

                  (e) Each of the Stockholders hereby individually represents that he has timely filed all Returns with respect to Taxes required to be paid by a Stockholder attributable to items of income, gain, deductions, losses and credits of the Company, and has timely paid all such Taxes (whether or not shown on such Returns); there has not been any audit of any Return filed by such Stockholder, or to the Company's knowledge, any previous shareholder of the Company, with respect to, or which may relate to, items of income, gain, deduction, loss or credit of the Company; no such audit of any such Stockholder is in progress and such Stockholder has not been notified by any Governmental Authority that any such audit is contemplated or pending.

                  (f)  In the  event  that  it is  determined,  either  (i) by a finding or order in connection with any government or judicial audit or proceeding to which the Company or the Stockholders are a party or (ii) by the Company's independent accountants, that the Company's S election pursuant to
Section 1362 of the Code (or any corresponding election under the laws of the State of Ohio or any other applicable governmental authority) was not validly in effect for any period after such election was purportedly made, then the Stockholders of the Company shall promptly remit to the Company in cash, any foreign, federal, state and/or local Tax liability (including any penalties, additions to Tax or interest assessed with respect thereto) of the Company in connection with any Taxes which may be imposed on the Company as a result of such invalid election. To the extent Tax deductions or losses, which were originally treated as Company "S" corporation Tax deductions or losses, become Company Tax deductions or losses as a result of such invalid election and, under the applicable Tax laws, are disallowed to the Company (but otherwise would have been allowed if the Company had never made an S election), the Stockholders agree to pay to the Company in cash an amount equal to the difference between the Company's actual Tax liability and the Company's Tax liability had such amounts not been so disallowed. Such payment shall be made within 15 days of the date the Company's Tax liability has been determined by the Company's accountants.

         SECTION 3.23. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.23, and except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material









                     Agreement and Plan of Merger - Page 19


Adverse Effect, the Company: (i) has obtained all approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its agents ("ENVIRONMENTAL LAWS"); (ii) are in compliance in all material respects with all terms and conditions of such required approvals, and also are in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, is not aware of nor has received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any material common law or statutory liability, or otherwise form the basis of any material claim, action, suit or proceeding, against the Company based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company (or any of their respective agents) thereunder.

      SECTION 3.24. INTELLECTUAL PROPERTY. Schedule 3.24 lists all Intellectual Property Rights owned and/or used by the Company in the conduct of its business. The Company owns or has a valid license to use from third parties such Intellectual Property Rights. To the best knowledge of the Company and the Stockholders, the Company's Intellectual Property Rights do not violate, infringe upon or misappropriate the Intellectual Property Rights of any Person where such violation or infringement would have a Material Adverse Effect. "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, registration thereof or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, or any other similar type of proprietary intellectual property right, in each case which is owned or licensed by the Company and used or held for use by the Company.

      SECTION 3.25  (INTENTIONALLY OMITTED).

      SECTION 3.26. CERTAIN FDA MATTERS. (a) The Company has not made any untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a fact required to be disclosed to FDA, or committed any act, made any statement, or failed to make any statement that could provide a basis for FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed.
Reg 46191 (September 10, 1991).

              (b) The Company has provided to Parent for review, all correspondence to or from FDA, the U.S. Drug Enforcement Agency ("DEA") and any other state agency regulating the affairs of the Company (the "LOCAL AGENCIES"), minutes of meetings with FDA, the DEA and any Local Agency, any existing written reports of phone conversations, visits or other contracts with FDA, the DEA, and any Local Agency, notices of inspectional observations, establishment inspection reports, and all other documents in its possession concerning communications to or from FDA, the DEA and any Local Agency, (including without limitation any Form 482's issued by the FDA), or prepared by FDA, the DEA and any Local Agency which bear in any way on the Company's compliance with FDA, DEA and state regulatory requirements.






                     Agreement and Plan of Merger - Page 20


              (c) The Company has provided to Parent for review of all documents reflecting conclusions, opinions, or suggestions of Company officers, employees, or agents, in-house or outside attorneys, or outside consultants, which bear in any way on the Company's compliance with FDA, DEA and state regulatory requirements.

              (d) The Company is not aware of any information, whether or not in written form, that it has not provided in the course of the review, which bears in any way on the Company's compliance with FDA, DEA and state regulatory requirements.

      SECTION 3.27. STOCKHOLDER REPRESENTATIONS. (a) Each Stockholder hereby individually represents and warrants that (i) it is his original, present intention to acquire the Parent Common Stock for his own account and that the Parent Common Stock is being and will be acquired for the purpose of investment and not with a view to distribution or resale except as provided herein; (ii) due to his business and financial experience and his status as an "accredited investor" under Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"), each Stockholder has the ability to protect his own interests in connection with the transactions contemplated hereby and is generally familiar with the business, operations and financial condition of the Parent, and (iii) he understands that the shares of Parent Common Stock being acquired hereunder may only be resold in compliance with applicable federal and state securities laws, including Rule 144 of the Securities Act.

              (b) Each Stockholder individually understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Securities and Exchange Commission, the Parent Common Stock issuable pursuant to this Agreement shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 and any applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale or transferred in the absence of an effective registration statement covering such securities under the Act and any applicable state securities laws, or the availability, in the opinion of counsel reasonably satisfactory to the Company, of an exemption from registration thereunder."

              (c) Each Stockholder, in his individual capacity, has had access to information relative to the Parent's business, financial condition, and results of operations prior to the purchase of the Parent Common Stock. Each Stockholder, in his individual capacity, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Parent Common Stock. Each Stockholder, in his individual capacity, can bear the economic risks of this investment and can afford a complete loss of this investment.

              (d) Each Stockholder, in his individual capacity, understands that: the Parent Common Stock has not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; and no state or governmental authority has made any finding or determination relating to the fairness of the terms of the acquisition of the Parent Common Stock. Each Stockholder, in his individual capacity, agrees not to resell or otherwise dispose of all or any part of the Parent Common Stock purchased by such Stockholder, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable







                     Agreement and Plan of Merger - Page 21


state securities laws. Each Stockholder, in his individual capacity, also understands that any routine sales of the Parent Common Stock in reliance upon Rule 144 under the Act, if the provisions of Rule 144 should then be available as to the Parent Common Stock, can be made only after the holding period specified in Rule 144, in limited amounts, and in accordance with all the terms and conditions of Rule 144.

              (e) Each Stockholder hereby individually represents and warrants that he has no present need for liquidity in connection with the purchase of the Parent Common Stock. The acquisition of the Parent Common Stock by each
Stockholder is consistent with the general investment objectives of each Stockholder. Each Stockholder hereby individually represents and warrants that he understands that the purchase of the Parent Common Stock involves a high degree of risk.

      SECTION 3.28. TITLE. Except as set forth on Schedule 3.28, each Stockholder hereby individually represents and warrants that he is the sole record and beneficial owner of, and has good, valid and marketable title to, the shares of Company Common Stock to be sold by him, free and clear of any and all liens, security interests, pledges, encumbrances, claims, equities, defects in title, rights and other restrictions of any nature on transfer or voting held by any third party (collectively "ENCUMBRANCES"). Each Stockholder individually represents and warrants that the performance by him of his obligations hereunder will be effective to transfer good, valid and marketable title to the shares to be sold by him hereunder, free and clear of any and all Encumbrances, other than those that may be imposed under federal or state securities laws, and that the consummation of the transactions herein contemplated will not result in a breach or default of the terms and provisions of any stockholder agreement, stock pledge, guaranty, loan or other agreement to which the Stockholder is a party, or of any order, rule or regulation of any court, regulation body or administrative agency applicable to the Stockholder.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub hereby jointly and severally represent and warrant to the Company as follows:

         SECTION 4.1. CORPORATE EXISTENCE AND POWER. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease or operate its properties and assets and to carry on its business as now being conducted. Each of Parent and Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and Sub has heretofore made available to the Company true and complete copies its Certificate of Incorporation and By-Laws, as amended to date and as currently in effect.

         SECTION 4.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by Parent and Sub of this Agreement and the Operative Documents to which they are parties and the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement and the Operative Documents are within the corporate power and authority of Parent and Sub and have been duly authorized by all necessary corporate action. Each of the Operative Documents has been duly authorized, executed and delivered by each of Parent and Sub (to the extent a party thereto)






                     Agreement and Plan of Merger - Page 22


and constitutes a valid and binding obligation of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

         SECTION 4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Parent and Sub of this Agreement and the Operative Documents (to the extent a party thereto) and the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement and Operative Documents, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with a Governmental Authority, other than (i) routine filings with the Secretary of State of Delaware and the Secretary of State of Ohio necessary to consummate the Merger,
(ii) compliance with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and any applicable Blue Sky Laws in connection with the offering, sale and delivery of the shares of Parent Common Stock to be issued in the Merger and filings with the NASD and the Nasdaq SmallCap Market in connection with listing the shares of Parent Common Stock to be issued in the Merger on the Nasdaq SmallCap Market, and (iii) such filings or notifications which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Sub from performing its obligations under this Agreement in any material respect.

         SECTION 4.4. NON-CONTRAVENTION. The execution, delivery and performance by Parent and Sub of this Agreement and the Operative Documents (to the extent a party thereto) and the consummation by Parent and Sub of the Merger and other transactions contemplated by this Agreement and the Operative Documents do not and will not, with or without the giving of notice, the lapse of time or both:
(i) contravene or conflict with the Certificate of Incorporation or By-Laws of Parent or any of its subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to Parent or any of its subsidiaries or any of their respective properties, (iii) require any consent, approval or other action by any Person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its subsidiaries or to a loss of any benefit to which Parent or any of its subsidiaries is entitled, under any material provision of (A) any agreement binding upon Parent or any of its subsidiaries, or (B) assuming compliance with the matters referred to in Section 4.3, any license, franchise, permit or other similar authorization held by Parent or any of its subsidiaries, or (iv) create or result in any Lien on any asset of Parent or any of its subsidiaries, except in the case of clauses (ii), (iii) and (iv), for such matters as would not have a Material Adverse Effect on Parent.

         SECTION 4.5. CAPITALIZATION. (a) (i) As of January 31, 1997, the authorized capital stock of Parent consisted of (i) 10,000,000 shares of preferred stock, par value $.01 per share, although no shares of preferred stock were issued and outstanding or held in the treasury of Parent as of such date, and (ii) 75,000,000 shares of Common Stock, of which 30,112,706 shares were issued and outstanding and no shares were held in the treasury of Parent. As of January 31, 1997, there were reserved for issuance pursuant to (a) Parent's various stock plans and option agreements (the "PARENT PLANS") an aggregate of up to 4,102,800 shares of Common Stock, (b) warrants issued by Parent for an aggregate of up to 2,178,588 shares of Common Stock, and (c) a note issued by Parent which is convertible into approximately 465,000 shares of Common Stock. Except as provided in the immediately preceding sentence of this Section 4.5, as of January 31, 1997, there were no outstanding options, warrants, calls, rights, commitments or agreements to which Parent is a party or by which Parent is bound obligating Parent to (x) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital






                     Agreement and Plan of Merger - Page 23


stock of Parent or (y) grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                  (b) All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights. The shares of Parent Common Stock to be issued and exchanged for shares of Company Common Stock in the Merger pursuant to this Agreement will, at the Effective Time, be (i) duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights, and (ii) authorized for listing on the Nasdaq SmallCap Market.

                  (c) The authorized capital stock of Sub consists of 100 shares of Common Stock, par value $.01 per share, all of which shares are issued and outstanding and owned of record by Parent. All issued and outstanding shares of Common Stock, par value $.01 per share, of Sub are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of Sub or any other Person.

         SECTION 4.6. LEGAL PROCEEDINGS. There is no action, suit, investigation or other proceeding pending or, to the knowledge of Parent, threatened against or relating to Parent or any of its subsidiaries or any of their respective properties or businesses, or the transactions contemplated by this Agreement which may have a Material Adverse Effect, and, to the knowledge of the Parent, no basis for any action exists.

         SECTION 4.7. COMPLIANCE WITH LAWS. Except as disclosed in the Parent SEC Documents (as defined in Section 4.8 below), neither Parent nor any of its subsidiaries has violated, or is in violation of, any applicable laws, regulations and ordinances relating to its business and operations, or any judgment, order or injunction, and to Parent's knowledge, there is no pending inspection or investigation relating to any violation thereof, except for violations which have not had, and (if determined adversely to Parent and its subsidiaries) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         SECTION 4.8. SEC DOCUMENTS. Parent has made available to the Company a true and complete copy of the following Parent documents: (i) its annual report on Form 10-K for the fiscal year ended June 30, 1996; (ii) its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1996; (iii) its current reports on Form 8-K dated (i) August 19, 1996, as amended, and (ii) January 15, 1997; (iv) the proxy statement dated December 27, 1996; and (v) each report, schedule, registration statement and definitive proxy filed by Parent with the U.S. Securities and Exchange Commission (the "SEC") since June 30, 1996 and publicly available prior to the Effective Date (collectively, the "PARENT SEC DOCUMENTS"), which are all of the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC. The consolidated financial statements of Parent and its subsidiaries included in the Parent SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited








                     Agreement and Plan of Merger - Page 24


statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which will be material) the consolidated financial position of Parent and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Parent and its subsidiaries for the periods presented therein.

         SECTION 4.9. BOARD RECOMMENDATION. The Board of Directors of each of Parent and Sub, at a meeting duly called and held, has by the vote of those directors present determined that this Agreement and the transactions contemplated hereby, including the Merger, the execution and delivery of the Operative Documents and the other agreements and arrangements contemplated hereby and thereby, taken together, are fair to and in the best interests of the stockholders of Parent and Sub and has approved the same.

         SECTION 4.10. FINDERS' FEES. Except for fees payable by Parent to Mazier Partners, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Sub who might be entitled to any fee or commission from the Parent or any of its subsidiaries upon consummation of the Merger and the other transactions contemplated by the Operative Documents.

         SECTION 4.11.  (INTENTIONALLY OMITTED).

         SECTION 4.12. INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.


                                    ARTICLE V

                            COVENANTS OF ALL PARTIES

         Each of the parties hereto hereby covenants and agrees with the other parties as follows:

         SECTION 5.1. COOPERATION. It shall cooperate fully with the other parties hereto in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary to the speedy and successful consummation of the transactions contemplated by this Agreement or is necessary, appropriate or desirable for the respective corporate purposes of Parent, Sub and the Company.

         SECTION 5.2. OTHER REQUIRED INFORMATION. It shall furnish to the other parties hereto any application or statement, and all information concerning itself and its Affiliates as is required to be set forth in any application or statement to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement. "AFFILIATE" means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

         SECTION 5.3. CONFIDENTIALITY. (a) All information furnished by one party (the "DISCLOSING PARTY") to any other party (the "RECEIVING PARTY") in connection with this Agreement and the Operative Documents and the transactions contemplated hereby and thereby shall be kept confidential by the receiving party (and shall be used by it only in connection with this Agreement and the transactions







                     Agreement and Plan of Merger - Page 25


contemplated hereby), except to the extent that such information (i) is or becomes generally available to the public other than as a direct or indirect result of disclosure by the receiving party (or any of its directors, officers, employees, agents, advisors or Affiliates (the "AGENTS")), (ii) was within the possession of the receiving party prior to its being furnished to the receiving party by or on behalf of the disclosing party (provided that the source of such information is not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other Person with respect to such information), (iii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Agents (provided that such source is not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other Person with respect to such information), or (iv) is required to be disclosed in any document filed with the SEC or any other Governmental Authority.

                  (b) If the receiving party or any of its Agents is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the confidential information, the receiving party shall use all reasonable efforts to provide the disclosing party with prompt written notice of any such request or requirement so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the disclosing party, the receiving party or any of its Agents are nonetheless, based on the advice of counsel, required to disclose confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the receiving party or its Agents may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises the receiving party is legally required to be disclosed. The receiving party shall exercise its best efforts to preserve the confidentiality of the confidential information, including by cooperating with the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential information by such tribunal.

                  (c) If the transactions contemplated by this Agreement shall fail to be consummated, the receiving party shall promptly cause all copies of documents or extracts thereof containing information and data as to the disclosing party to be returned to the disclosing party.

         SECTION 5.4. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except upon the advice of counsel that such a release is required by or is appropriate under applicable law, policy or regulation of the SEC, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

         SECTION 5.5. MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions provided in this Agreement, each party shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party shall, and shall cause each of its Affiliates to, use their respective reasonable efforts to obtain consents of all third parties and Governmental Authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.






                     Agreement and Plan of Merger - Page 26


         SECTION 5.6. BOARD REPRESENTATION. Effective as of the Closing, Parent shall appoint to Parent's board of directors one (1) individual designated by the Stockholders and reasonably acceptable to Parent to hold office for one year or until the next annual meeting of stockholders of Parent. Any appointments for a succeeding term for the designee of the Stockholders shall be made in accordance with Parent's By-Laws.

         SECTION 5.7. BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Subject to its further rights under this Agreement, each party shall use all reasonable efforts to cause the Closing to occur at the earliest practicable time.

         SECTION 5.8. OPERATIONS FOLLOWING CLOSING. From and after the Closing, Parent agrees to establish a separate working capital account for the benefit of the operations of the Surviving Corporation. Such account will be managed by Dennis Smith and Eric Hagerstrand; provided such individuals will inform Parent's management of the status of such working capital account as requested from time to time by Parent. All cash flow from the operations of the Surviving Corporation will be used to finance the continuing operations of the Surviving Corporation, including accounts receivable, accounts payable and payroll. Any capital expenditures and extraordinary expenses (excluding purchases of inventory) not already budgeted for or approved by the board of the Surviving Corporation shall require the prior written consent of the Parent, which shall not be unreasonably withheld or delayed. At the end of each calendar quarter, and subject in all instances to compliance at all times with the financial and other required covenants of any holder of indebtedness for borrowed money, and the prior payment of principal and interest on such indebtedness, the Surviving Corporation shall pay to the Stockholders all required payments of principal and interest on the Notes then payable to the Stockholders. To the extent there is surplus cash flow from operations following payment of all required principal and interest on outstanding indebtedness (including the Notes), the surplus cash flow from operations shall, at Parent's option, be transferred to Parent. To the extent there is any working capital deficit, including any deficit regarding payments of outstanding indebtedness for borrowed money and the Notes of the Stockholders, Parent shall advance funds to the Surviving Corporation from time to time necessary to fund such working capital deficit.


         SECTION 5.9. GUARANTIES OF THE COMPANY. The parties hereto shall use their best efforts to obtain terminations, signed by the respective lender, of the Company's guaranties, other than in connection with the Credit Facility, in favor of The Huntington National Bank and Hamilton County Development Co., Inc. In addition, the parties shall use their best efforts to obtain amendments to the 504 Loan Documents (as defined in Schedule 3.3 to this Agreement) which will provide that the Surviving Corporation shall have no liability to Hamilton County Development Co., Inc. as a result of such loan. If the parties are unsuccessful in obtaining such terminations and amendments, the Stockholders shall cause SPC Properties Limited ("SPC") to enter into an amendment as of the Closing (the "Lease Amendment") to the Commercial Lease Agreement dated March 9, 1995 (the "Lease") regarding the payment of the Surviving Corporation's monthly rental obligation. The Lease Amendment shall provide that the Surviving Corporation shall pay directly to the mortgagees of the leased property the Surviving Corporation's rental obligation. To the extent the rental obligation exceeds the monthly obligations of SPC to the mortgagees, the Surviving Corporation shall pay such excess to SPC.







                     Agreement and Plan of Merger - Page 27


Notwithstanding the foregoing, SPC must ensure that by March 31, 2000, the Surviving Corporation shall have no obligation to the Huntington National Bank and Hamilton County Development Co. in connection with the loans to SPC regarding the land associated with the Lease.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees with Parent and Sub that, from and after the date hereof to the Closing Date:

         SECTION 6.1. PRESERVATION OF BUSINESS ORGANIZATION. The Company shall use all reasonable efforts to preserve without material impairment its business organization and its goodwill as to suppliers, distributors, clients and others having business relations with the Company.

         SECTION 6.2. CARRY ON IN REGULAR COURSE. (a) The Company shall carry on its business in the ordinary and usual course in a manner consistent with its past practices. Notwithstanding the foregoing, the Company shall not, directly or indirectly, do, or propose to do or make any commitment or obligation, with respect to (i) any act or activity referenced in Section 3.12(a) - (p), or (ii) enter into any agreement, undertaking or commitment to do any of the foregoing without the prior written consent of Parent, which shall not be unreasonably withheld or delayed, or except as specifically provided for in Section 6.2(b).

         (b) Between the date hereof and the Closing, the Company may make the following distributions to the Stockholders: (i) compensatory bonuses to the Stockholders consistent with past practice; (ii) contributions to the 401(k) accounts of the Company's employees consistent with its 401(k) plan and past practice; (iii) dividends to the Stockholders in order to pay tax obligations with respect to the subchapter S corporation earnings of the Company for the year ended December 31, 1996 and the stub period ending immediately prior to the Closing Date; and (iv) any payments otherwise required to be paid (consistent with past practice) to a former stockholder of the Company, Dennis Engel.

         In no event shall the Company payout any extraordinary or additional bonuses nor shall the Company incur any indebtedness to satisfy the payouts pursuant to this Section 6.2(b), except as set forth on Schedule 6.2(b).

         SECTION 6.3. CONSENTS. The Company shall use all reasonable efforts to obtain consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required so that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement or commitment to which the Company is a party or its assets is bound. Without limiting the foregoing, the Company shall use its commercially reasonable efforts to assist Parent and Sub to transfer the rights and obligations of the Revolving Line of Credit to the Surviving Corporation and to assist Parent and Sub in securing any replacement or additional line of credit which Parent and Sub believes is required to fund adequately the business of the Surviving Corporation.

         SECTION 6.4. COMPANY STOCKHOLDERS MEETING. The Company shall, as soon as practicable, duly call, give notice of, convene and hold a meeting of its stockholders for purposes of approving this Agreement, the Merger and the transactions contemplated hereby and thereby, or, if permitted under Ohio Law, the Stockholders shall approve this Agreement and the Merger by unanimous written consent.






                     Agreement and Plan of Merger - Page 28


         SECTION 6.5. ACCESS. The Company shall (i) permit officers, employees, agents, attorneys and accountants and other Persons designated by Parent full access (after reasonable notice to the Company) during normal business hours to the properties, books, contracts, commitments, tax returns, examination reports and surveys of Governmental Authorities (including the IRS) and other records of the Company, and (ii) furnish to such designees of Parent such financial and operating data and other information relating to the assets and business of the Company as such designees may reasonably request. Unless prohibited by law or contract, such designees of Parent shall be furnished with accurate and complete copies of such contracts, commitments and other books and records and all other information with respect to the assets and business of the Company as such designees may reasonably request. The Company shall cause its respective employees, accountants, attorneys, financial advisors and other agents or representatives to cooperate with Parent in its due diligence investigation. From the date hereof until the Effective Time, Parent and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

         SECTION 6.6. DOCUMENTS AND INFORMATION TO BE FURNISHED. Prior to the Closing, the Company shall deliver to Parent promptly after such documents are available its unaudited monthly financial reports and all other documents, financial statements, budgets, proxy or information statements, reports, correspondence, notices and other items it delivers, or is required to deliver, to any of its stockholders or directors.

         SECTION 6.7. NOTICES OF CERTAIN EVENTS. The Company shall promptly notify Parent of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, which consent has not otherwise been disclosed to Parent pursuant to this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any action, suit, claim, investigation or proceeding commenced relating to or involving or otherwise affecting the Company that, if it had existed on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement, or that relates to the consummation of the transactions contemplated by this Agreement; or (iv) any matter arising or discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement, or that constitutes a breach or prospective breach of this Agreement by the Company.

         SECTION 6.8. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The Company shall not take or agree or commit to take any action (or omit to take any action) that would make any representation and warranty of the Company in this Agreement inaccurate in any material respect as of the Closing Date.

         SECTION 6.9. NO SOLICITATION. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, the Company and the Stockholders shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and Affiliates not to, directly or indirectly, initiate, solicit, encourage or participate in discussions with, provide information to, or approve transactions with, any Person or group concerning any merger, purchase or sale of business combination assets, sale of shares of capital stock (or securities convertible or exchangeable or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar business combination involving the Company (all such transactions being referred to herein as "ACQUISITION PROPOSALS"). The Company will






                     Agreement and Plan of Merger - Page 29


immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will (i) notify Parent as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and
(ii) as promptly as practicable, notify Parent of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 6.9, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, the Company will not, and will instruct their respective directors, officers, employees, investment bankers, agents and Affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person or group.

         SECTION 6.10 NON-DISTURBANCE AGREEMENT. The Company shall use its best efforts to obtain and deliver to Parent an agreement from each holder of any mortgage or deed of trust affecting the properties in which the Company has a leasehold interest, which provides that if such holder forecloses such mortgage or deed of trust (or takes a deed in lieu of foreclosure or otherwise succeeds to the rights of the landlord thereunder) or otherwise exercises its rights, such holder shall (i) not disturb the Surviving Corporation's occupancy under its Lease, (ii) shall not join the Surviving Corporation in any foreclosure actions, and (iii) shall be bound by the obligations of the landlord under the Lease between the Surviving Corporation and the landlord, in each case for so long as the Surviving Corporation continues to honor and fulfill in all material respects its obligations under the Lease.

                                   ARTICLE VII

                           COVENANTS OF PARENT AND SUB

         Parent and Sub hereby covenant and agree with the Company as follows:

         SECTION 7.1. PRESERVATION OF BUSINESS ORGANIZATION. Prior to the Closing, Parent and Sub shall use all reasonable efforts to cause to preserve without material impairment the business organization of Parent, Sub and Parent's subsidiaries and their goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with Parent, Sub and Parent's subsidiaries.

         SECTION 7.2. CONSENTS. Parent and Sub shall use all reasonable efforts to obtain consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such agreements as may be required so that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement or commitment to which Parent or Sub is a party or by which any of their respective assets is bound.

         SECTION 7.3. NOTICES OF CERTAIN EVENTS. Prior to Closing, Parent shall promptly notify the Company of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, which consent has not otherwise been obtained or disclosed to the Company pursuant to this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;
(iii) any action, suit, claim, investigation or proceeding commenced relating to or involving or otherwise affecting Parent or any of its subsidiaries that, if it had existed on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement, or that relates to the consummation of the transactions contemplated by this Agreement; or






                     Agreement and Plan of Merger - Page 30


(iv) any matter arising or discovered after the date hereof that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement, or that constitutes a breach or prospective breach of this Agreement by Parent or Sub.

         SECTION 7.4. NASDAQ SMALLCAP MARKET LISTING. Parent shall use all reasonable efforts to have the shares of Parent Common Stock to be issued in the Merger accepted for listing on the Nasdaq SmallCap Market within forty-five (45) days following the Merger.

         SECTION 7.5. ACCURACY OF REPRESENTATIONS AND WARRANTIES. Parent and Sub shall not (a) take or agree or commit to take any action (or omit to take any action) that would make any representation and warranty of Parent or Sub in this Agreement inaccurate in any material respect as of the Closing Date.

         SECTION 7.6. DOCUMENTS AND INFORMATION TO BE FURNISHED. Prior to the Closing, Parent shall deliver to the Company promptly after such documents are available all documents, financial statements, proxy or information statements, reports, correspondence, notices and other items it delivers, or is required to deliver, to its stockholders as a group.

         SECTION 7.7. INDEMNIFICATION. Subject to applicable law, Parent shall and shall cause the Surviving Corporation to honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

         SECTION 7.8. NON-SOLICITATION. If the transactions contemplated by this Agreement are not consummated, Parent and its Affiliates shall not, for a period of one year from the date of this Agreement, directly or indirectly solicit any employee of the Company to terminate such employee's employment with the Company. Nothing herein shall prevent Parent from hiring any such employee provided Parent has not violated the first sentence of this Section 7.8.

         SECTION 7.9. COMPLIANCE WITH LEASE TERMS. Parent shall cause the Surviving Corporation to honor and fulfill in all respects the obligations of the Surviving Corporation pursuant to the Lease.


                                  ARTICLE VIII

                              CONDITIONS OF CLOSING

         SECTION 8.1. CONDITIONS TO OBLIGATIONS OF PARENT, SUB, STOCKHOLDERS AND THE COMPANY. The obligations of each of the parties hereto under this Agreement to consummate the Merger and the other transactions to be consummated at the Closing are subject to the satisfaction or waiver of the following conditions:

                  (a) COMPANY STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been adopted and approved by the Stockholders as required by Ohio Law.

                  (b) GOVERNMENTAL APPROVALS. Parent, Sub and the Company shall have received all approvals or requirements of Governmental Authorities to permit the consummation of the transactions contemplated by this Agreement and the Operative Documents and to permit Parent and Sub to own the assets of, and to operate the businesses of, the Company after the Closing. Each such







                     Agreement and Plan of Merger - Page 31


approval shall be in form and substance reasonably satisfactory to Parent and shall remain in full force and effect at the Closing Date.

                  (c)  LITIGATION;  INJUNCTIONS.  No action,  suit,  litigation, injunction, restraining order, proceeding or investigation shall (i) have been instituted and be pending, or (ii) be threatened by any Person or Governmental Authority, which would materially and adversely affect the Merger and the other transactions contemplated by this Agreement and the Operative Documents. On the Closing Date, there shall not be in force any proceeding, order or decree restraining or enjoining consummation of the Merger or the other transactions contemplated by this Agreement or the Operative Documents, or placing any limitation upon such consummation or to invalidate, suspend or require modification of any provision of this Agreement or the Operative Documents.

                  (d) PLEDGE AGREEMENT. Parent and the Stockholders shall have executed and delivered the Pledge Agreement.

                  (e) REGISTRATION RIGHTS AGREEMENT. Parent and the Stockholders shall have executed and delivered the Registration Rights Agreement.

                  (f) EMPLOYMENT AGREEMENTS. The Company shall have entered into the Employment Agreements with each of Dennis Smith and Eric Hagerstrand.

                  (g) CANNING AGREEMENT. The Company shall have entered into the Employment Agreement with Thomas Canning.

         SECTION 8.2. ADDITIONAL CONDITIONS APPLICABLE TO PARENT AND SUB. The obligations of Parent and Sub under this Agreement to consummate the Merger and the other transactions contemplated by this Agreement and the Operative Documents are subject to the satisfaction or waiver of the following conditions:

                  (a) PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Company (and/or the Stockholders) on or before the Closing Date shall have been complied with and performed in all material respects.

                  (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company (and/or the Stockholders) set forth in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are expressly contemplated by this Agreement in order to effect the transactions contemplated by this Agreement.

                  (c) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change in the business, assets, results of operations, prospects or financial condition of the Company, other than as a result of events or conditions affecting the generic drug industry generally or general economic conditions.






                     Agreement and Plan of Merger - Page 32


                  (d) CLOSING CERTIFICATES. Parent shall have received certificates dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company, to the effect that the conditions set forth in Sections 8.2(a) through 8.2(c) have been satisfied.

                  (e) OPINION OF COMPANY COUNSEL. Parent and Sub shall have received from counsel to the Company an opinion dated the Closing Date with respect to matters reasonably requested by Parent, which shall be in form and substance reasonably satisfactory to Parent.

                  (f) REQUIRED CONSENTS. The holders of any note, guarantee or other evidence of indebtedness (whether for money borrowed or otherwise) of any of the Company, the lessors of any material real or personal property or assets leased by the Company, the parties to any commitment or agreement to which the Company is a party which is material to the conduct of the Company's business, and any other Person (other than Governmental Authorities) which owns or has authority to grant any material franchise, license, permit, easement, rights or other authorization necessary for the business or operations of the Company, to the extent that their consent or approval of the transactions contemplated by this Agreement is required under the pertinent lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transactions contemplated shall have granted such consent or approval and no condition to such consent or approval shall exist which is materially adverse to the conduct of the Company's business or results in additional material obligations to Parent.

                  (g) FINANCING OF PARENT. Parent shall have received or have a legally binding commitment to receive, not less than an aggregate of $6,500,000 of equity capital or debt financing, or a combination thereof.

                  (h) FINANCING OF THE SURVIVING CORPORATION. Parent and the Surviving Corporation shall have secured, or have a legally binding commitment for, a line of credit or a similar arrangement for the Surviving Corporation in an amount equal to or exceeding $7,000,000.

                  (i) TAX MATTERS. The Company shall have provided to Parent a clearance certificate or similar document that may be required by any state taxing authority and the Stockholders shall have provided to Parent a properly executed Form W-8 or W-9, as applicable.

                  (j) DECEMBER 31, 1996 AUDITED FINANCIAL STATEMENTS. Parent shall have received the audited balance sheet as of December 31, 1996 and the related audited statement of earnings, retained earnings and cash flows for the year ended December 31, 1996 (together with the notes thereto, audited by, and accompanied by the report thereon, of Grant Thornton LLP) and such audited financial statements shall include an unqualified opinion with respect to the financial statements from Grant Thornton LLP and reveal no Material Adverse Change since the Balance Sheet Date.

                  (k) GUARANTY OF THE COMPANY. The Company shall have delivered to Parent a termination, signed by The Huntington National Bank, of the Company's guaranty, in favor of The Huntington National Bank, relating to the loan to the Stockholders to fund payments required under the Stock Purchase and Separation Agreement and General Release of Claims dated January 13, 1995 among the Stockholders, Dennis Engel, the Company and certain other parties.

                  (l) PLEDGE OF THE OUTSTANDING SHARES. The Company and the Stockholders shall have delivered to Parent a termination, signed by The
Huntington National Bank, of the pledge of the Outstanding Shares to The Huntington National Bank.







                     Agreement and Plan of Merger - Page 33


                  (m) CONSENT OF LANDLORD. The Company shall have delivered to Parent a consent of SPC Properties Limited to the Merger and the other transactions contemplated by this Agreement, which consent shall contain representations that no Event of Default, as defined in the Commercial Lease Agreement dated March 9, 1995 between SPC Properties Limited and the Company, has occurred or is continuing and that no condition exists that, with the passage of time, will become an Event of Default.

         SECTION 8.3. ADDITIONAL CONDITIONS APPLICABLE TO THE STOCKHOLDERS AND THE COMPANY. The obligations of the Stockholders and the Company (and/or the Stockholders) under this Agreement to consummate the Merger and the other transactions contemplated to be consummated at the Closing are subject to the satisfaction or waiver of the following conditions:

                  (a) PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by Parent and Sub on or before the Closing Date shall have been complied with and performed in all material respects.

                  (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub set forth in this Agreement shall have been true and correct as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are expressly contemplated by this Agreement in order to effect the transactions contemplated by this Agreement.

                  (c) OFFICERS' CERTIFICATE. The Company shall have received a certificate dated the Closing Date, signed by the chief executive officer of Parent, to the effect that the conditions set forth in Sections 8.3(a) and (b) hereof have been satisfied.

                  (d) OPINION OF PARENT COUNSEL. The Company shall have received from counsel to Parent and Sub an opinion dated the Closing Date with respect to matters reasonably requested by the Company, which shall be in form and substance reasonably satisfactory to the Company.

                  (e) REQUIRED CONSENTS. Parent and Sub shall have received all material consents or approvals of the Merger or any other transactions contemplated by this Agreement required under any material commitment or evidence of indebtedness of Parent or any of its subsidiaries, or any lease of any material real property of Parent and its subsidiaries, or under applicable law for the consummation of the transactions contemplated hereby.

                  (f)  GUARANTIES  OF  THE   STOCKHOLDERS.   Parent  shall  have
delivered to the Stockholders terminations of the Stockholders' guaranties in favor of The Huntington National Bank relating to the Credit Facility.






                     Agreement and Plan of Merger - Page 34


                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                  (a) by written mutual consent of Parent and the Company for any reason, or by mutual action of their respective Boards of Directors;

                  (b) at the option of Parent, by written notice from Parent to the Company if (i) a material breach by the Company or the Stockholders of any of their respective representations, warranties or agreements contained in this Agreement occurs, (ii) Parent has notified the Company in writing of the existence of such breach, and (iii) the Company or the Stockholders have failed to cure such breach within 10 days after receiving such notice (or if such breach is not capable of being cured within such 10 day period, but is capable of being cured within 30 days, the breaching party shall have commenced good faith steps to promptly cure such breach);

                  (c) at the option of the Company or the Stockholders, by written notice from the Company to Parent if (i) a material breach by Parent or Sub of any of their representations, warranties or agreements contained in this Agreement occurs, (ii) the Company has notified Parent and Sub in writing of the existence of such breach, and (iii) Parent and Sub have failed to cure such breach within 10 days after receiving such notice (or if such breach is not capable of being cured within such 10 day period, but is capable of being cured within 30 days, the breaching party shall have commenced good faith steps to promptly cure such breach);

                  (d) at the option of Parent, by Parent if the Stockholders fail to approve any matter required to be approved by such Stockholders in order to consummate the transactions contemplated by this Agreement by April 30, 1997;

                  (e) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (f) at the option of Parent, by Parent if there shall have occurred a Material Adverse Change with respect to the Company;

                  (g) by the Company if the Closing has not occurred by May 30, 1997 if the sole reason for the failure to close is due to Parent having failed to satisfy either condition to Closing set forth in Section 8.2(g) or (h); or

                  (h) by Parent, if the results of Parent's due diligence investigation of the Company and its business (to be completed prior to February 28, 1997) prove unsatisfactory in any material respect.

      SECTION 9.2. CERTAIN REMEDIES UPON TERMINATION. If this Agreement is terminated: (i) pursuant to Section 9.1(a) (due to the mutual consent of the parties), no special expense







                     Agreement and Plan of Merger - Page 35


reimbursement shall apply and all expenses will be paid as provided in Section 11.2; (ii) pursuant to Section 9.1(b), 9.1(d) or 9.1(f) [due to a breach of representations and warranties by the Company or the Stockholders, a failure by the Stockholders to approve the transactions contemplated herein, or a Material Adverse Change in the business of the Company], the Company shall pay to Parent within five days of such termination, an amount in cash sufficient to reimburse Parent and Sub for all reasonable expenses incurred in connection with attempting to consummate the Merger and the other transactions contemplated hereby (including without limitation reasonable legal, accounting and investment banking expenses) (the "TRANSACTION EXPENSES") up to a maximum amount of $50,000; provided that Parent shall provide reasonable evidence of the incurrence of such expenses.

              (b) If the Agreement is terminated  pursuant to Section  9.1(c) or
(g) [due to a breach of Parent's representations or warranties, or Parent's failure to obtain financing for this transaction], Parent shall pay to the Company within five days of such termination the Company's Transaction Expenses up to a maximum amount of $50,000; provided that the Company shall provide reasonable evidence of the incurrence of such expenses.

              (c) If the Agreement is terminated pursuant to Section 9.1(e), the party not principally the cause of any order decree or ruling shall pay the Transaction Expenses of the other party; provided that such party shall provide reasonable evidence of the incurrence of such expenses.

         SECTION  9.3.   SURVIVAL  UPON   TERMINATION.   If  this  Agreement  is
terminated, the agreements of the Company and Parent contained in Sections 5.3, 5.4, 9.1, 9.2, 9.3 and 11.2 shall survive such termination.

         SECTION 9.4. EFFECT OF TERMINATION. In the event of the termination of this Agreement, nothing shall relieve any party from liability for any material breach by any party hereof.


                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

         SECTION 10.1. SURVIVAL. The covenants, agreements, representations and warranties of the Parent, Company and the Stockholders contained in this Agreement shall survive the Closing until the earlier to occur of (i) the fifteenth calendar month anniversary of the Closing or (ii) the release by Parent of audited financial statements that include the combined operations of the Surviving Corporation and the Parent for the year ended December 31, 1997; provided, however, that the representations and warranties of the Company and the Stockholders set forth in Sections 3.22(d) and (e) and 3.28 shall survive until the third anniversary of the Closing. Notwithstanding the preceding sentences, any covenant, agreement, claim, representation or warranty in respect of which a claim of indemnity may be sought under Section 10.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right to a claim of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time, and any obligation of indemnity shall survive until such claim of indemnity is resolved.

         SECTION 10.2. MUTUAL INDEMNIFICATION. (a) By their approval of this Agreement, the Stockholders, severally (based on their ownership interest in the Company), agree to indemnify, defend, protect, and hold harmless each of Parent, Sub and the Surviving Corporation (each in its capacity as an indemnified party, and for purposes of this paragraph, an "INDEMNITEE"), and shall reimburse the







                     Agreement and Plan of Merger - Page 36


Indemnitee for, at all times from and after the date of this Agreement from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively "DAMAGES") incurred by such Indemnitee as a result of or incident to (i) any breach of any representation or warranty of the Company or any of the Stockholders set forth herein, or in any other document delivered in connection herewith or with respect to which a claim for indemnification is brought by an Indemnitee within the applicable survival period described in Section 10.1 (including any accounts receivable reflected (net of reserves) on the balance sheet of the Company dated December 31, 1996 which are not collected prior to April 30, 1997), (ii) any breach or nonfulfillment by the Company or any of the Stockholders, or any noncompliance by the Company or any of the Stockholders with, any covenant, agreement, or obligation contained herein or other document delivered in connection herewith, except to the extent waived by Parent, or (iii) any claim by a current or former stockholder of the Company or any other person, firm, corporation or entity, seeking to assert, or based upon: (A) ownership or rights of ownership to any shares of capital stock of the Company; (B) any rights of the stockholder (other than the right to receive the Merger consideration pursuant to this Agreement or appraisal rights under the applicable provisions of Ohio Law), including any option, preemptive rights, or rights to notice or to vote; (C) any rights under the charter or bylaws of the Company; (D) any claim that his, her or its shares were wrongfully repurchased by the Company, regardless of whether an action, suit or proceeding can or has been made against the Company; or (E) any Excess Expenses, as defined in Section 11.2 below.

                  (b) Parent agrees to indemnify the Company and the Stockholders (for purposes of this paragraph, each in its capacity as an indemnified party, an "INDEMNITEE") and shall reimburse the Indemnitee for all Damages incurred by such Indemnitee as a result of or incident to (i) any breach of any representation or warranty of Parent set forth herein, or in any other document delivered in connection herewith or with respect to which a claim for indemnification is brought by the Company or the Stockholder as an Indemnitee within the applicable survival period described in Section 10.1, or (ii) any breach or nonfulfillment by Parent or any noncompliance by Parent with any covenant, agreement or obligation contained herein required to be performed or other document delivered in connection herewith, except to the extent waived by the Company or Stockholders holding a majority of the outstanding shares of Company Common Stock.

         SECTION 10.3. THIRD PERSON CLAIMS. Promptly after an Indemnitee has received notice of or has knowledge of any claim by a person not a party to this Agreement ("THIRD PERSON") or the commencement of any action or proceeding by a Third Person, the Indemnitee shall, as a condition precedent to a claim with respect thereto being made under this Agreement, give the Stockholders written notice of such claim or the commencement of such action or proceeding; provided, however that the failure to give such notice will not affect the Indemnitee's right to indemnification hereunder, except to the extent that the Stockholders have been actually prejudiced as a result of such failure. If the Stockholders notify the Indemnitee within 30 days from the receipt of the foregoing notice that the Stockholders wish to defend against the claim by the Third Person, then the Stockholders shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to the Indemnitee. The Indemnitee may participate in the defense, at its sole expense, of any such claim for which the Stockholders shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Stockholders shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings; provided, however, that Indemnitee shall control the defense of any claim or proceeding that in Indemnitee's reasonable judgment could reasonably be expected to have a material and adverse effect on Indemnitee's business apart from the payment of money damages. The Indemnitee shall be entitled to indemnification for the reasonable fees








                     Agreement and Plan of Merger - Page 37


and expenses of its counsel for any period during which the Stockholders have not assumed the defense of any claim. Whether or not the Stockholders shall have assumed the defense of any claim, neither the Indemnitee nor the Stockholders shall make any settlement with respect to any such claim, suit or proceeding without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure to settle a claim expeditiously would reasonably be expected to have an adverse effect on the party wishing to settle, the failure of the other party to act upon a request for consent to such settlement within ten (10) business days of receipt of notice thereof shall be deemed to constitute consent to such settlement for purposes of this Article X.

         SECTION 10.4. LIMITATIONS ON INDEMNIFICATION. (a) No Indemnitee shall be entitled to indemnification for Damages pursuant to Sections 10.2(a)(i) or 10.2(a)(ii) until the aggregate amount of Damages incurred exceeds $100,000 (the "THRESHOLD"), and then shall be entitled only to the amount of Damages in excess of the Threshold. All claims for Damages shall be net of, and offset by, any insurance proceeds, reduction of tax liabilities or receipt of tax benefit actually received by Parent or the Surviving Corporation that are attributable to such Damages. Any liability for indemnification under this Article X shall be reduced to the extent any Damages are reduced by such a recovery or reduction.

                  (b) The Stockholders' maximum aggregate liability for claims made pursuant to Section 10.2(a)(i) and (ii) shall not exceed $4,000,000 in the aggregate; provided, however, that such maximum aggregate liability shall be increased, to not more than $6,500,000 in the aggregate, to the extent of each claim representing a breach or non-fulfillment pursuant to Section 10.2(a)(i) or 10.2(a)(ii) which the Stockholders had knowledge of prior to the Closing (or after reasonable inquiry and investigation, should have had knowledge of prior to the Closing). The Parent's maximum aggregate liability for claims made pursuant to Section 10.2(b) shall not exceed $4,000,000 in the aggregate.

                  (c) The limitations provided in Section 10.4(a) on the Threshold and Section 10.4(b) regarding maximum aggregate liability and on an Indemnitee's right to indemnification under this Article X shall not apply to Damages for any matters set forth in Section 10.2(a)(iii) or any claim for Damages under Sections 3.20, 3.22 and 3.28, or for Excess Expenses under Section 11.2.

         SECTION 10.5. METHOD OF PAYMENT. Subject to the limitations on the amount of Damages set forth in Section 10.4, and subject to the provisions of
Section 10.6, any claims for indemnification pursuant to this Article X shall be satisfied by withholding the amount of the claim from any remaining payment obligation on the then outstanding principal amount of the Notes in inverse order of maturity; provided, however, that no Stockholder shall be liable for an amount in excess of the value of the sum of the Merger Consideration and the additional consideration, if any, paid pursuant to Section 2.5 received by such Stockholder in the Merger.

         SECTION 10.6. RESOLUTIONS OF CONFLICTS; ARBITRATION. The following provisions shall apply with respect to the assertion of claims and the indemnification provisions of this Article X.

                  (a) The Stockholders and Parent shall attempt promptly and in good faith to agree upon the rights of the parties with respect to any disputed claims. If the Stockholders and the Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and the Stockholders shall satisfy the claim in accordance with the terms thereof.

                  (b) Any dispute or controversy concerning the indemnity obligations of this Article X not agreed to by the parties pursuant to Section 10.6(a) shall be resolved in good faith by mediation among the Stockholders and the senior executive officers of Parent. If such dispute can not be







                     Agreement and Plan of Merger - Page 38


resolved by mediation within 30 days, then except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of an arbitrator, any continuing dispute, controversy or claim arising out of, in connection with, or in relation to the indemnity obligations under this Article X shall be settled by arbitration in accordance with Section 10.6(c) below.

                  (c) If no agreement can be reached after good faith attempts pursuant to Section 10.6(a) and 10.6(b) within 90 days from the commencement of any dispute or controversy, either Parent or the Stockholders may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in any such event the matter shall be settled by arbitration conducted by a single arbitrator mutually agreeable to the Stockholders and the Parent, or if a single arbitrator cannot be agreed to by the parties within thirty (30) days, then by three arbitrators. In the event of three arbitrators, Parent and the Stockholders shall each select one arbitrator, and the two arbitrators so elected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in dispute shall be binding and conclusive upon the parties to this Agreement, and the parties shall act in accordance with such decision and satisfy any such claim in accordance therewith. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any mediation or arbitration shall be held in Cincinnati, Ohio. Any arbitration shall be conducted under the rules then in effect of the American Arbitration Association, and shall be based on the provisions and limitations of this Article X. The arbitrators shall have relevant experience in the industry of the Company and, to the extent possible, familiarity with acquisitions and business combinations. The parties agree to compel the arbitrator(s) to resolve the arbitration within 120 days of the commencement of arbitration.

         Notwithstanding anything contained herein to the contrary, no claim for Damages, nor ability of Parent to settle any claim against the Parent Common Stock or payment obligations on the Notes under Section 10.5, may be made until such claim is finally resolved pursuant to the process and procedures set forth above in this Section.

         SECTION 10.7 REMEDIES. The indemnification provisions of this Article X are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained herein, except with respect to any claim based on intentional misrepresentation, fraud in the inducement, or a similar theory. Notwithstanding the preceding sentence, from and after the execution and delivery of this Agreement and until the Closing, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Article X and to enforce specifically this Agreement and the terms and provisions of
Article X in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.







                     Agreement and Plan of Merger - Page 39


                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. SPECIFIC PERFORMANCE. Each of the parties to this Agreement hereby acknowledges that the other parties will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other parties shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement, except as set forth to the contrary herein.

         SECTION 11.2. EXPENSES. Except as set forth in Section 9.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however that if this Agreement is not terminated and the Closing shall occur, all such costs and expenses incurred directly on behalf of the Company and which are customarily incurred by and on behalf of the Company (including without limitation accounting, legal and other professional services of a routine and recurring nature (for example, annual auditing expenses)) shall be paid or reimbursed by the Parent. The Parent will reimburse the Company following the Closing for all reasonable and itemized fees and expenses incurred by the Company to Taft, Stettinius & Hollister relating to the resolution of tax issues of this transaction beneficial to the Stockholders (including, for example, subchapter S distributions, depreciation recapture, Section 338(h)(10) Election, 401-K distributions and similar tax issues) if the transactions contemplated by this Agreement are consummated. All other costs and expenses incurred by the Company for the benefit of the Stockholders or the Company, or by the Stockholders directly (including without limitation legal and professional fees incurred by the Company or the Stockholders in connection with the negotiation of the transactions contemplated by this Agreement), shall be paid or reimbursed by the Stockholders from the Merger Consideration to be delivered at Closing (the "EXCESS EXPENSES").

         SECTION 11.3. FURTHER ASSURANCES. If at any time after the Closing, Parent or Sub shall consider it advisable that any further conveyance, agreements, documents or instruments or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation, the title to any property, rights, privileges, powers and franchises of the Company, the officers of the Company last in office and such other Persons, if any, as the Board of Directors of the Company last in office may authorize, shall execute and deliver, upon Parent's reasonable request, any and all proper conveyances, agreements, documents and instruments, and do all things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

         SECTION 11.4. PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Except as set forth in Section 7.8(e), nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby or thereby.

         SECTION 11.5. ENTIRE AGREEMENT. This Agreement and the other Operative Documents, together with the Exhibits and Schedules hereto and thereto, supersede any other agreement, whether written or oral, that may have been made or entered into by Parent, Sub and the Company (or by any officers, directors, stockholders or partners of any of such parties) relating to the matters contemplated hereby. This Agreement and the other Operative Documents, together with the Exhibits and Schedules






                     Agreement and Plan of Merger - Page 40


hereto and thereto, constitute the entire agreement by the parties, and there are no agreements or commitments except as set forth herein or therein.

         SECTION 11.6 AMENDMENT OR MODIFICATION. This Agreement may be amended only with the written consent of Parent, Sub, the Stockholders and the Company.

         SECTION 11.7. WAIVER. Any party to this Agreement may, by written notice to the other parties to this Agreement, (a) extend the time for the performance of any of the obligations or other actions of the other parties for its benefit under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other parties made to it contained in this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties for its benefit contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other parties for its benefit under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, conditions or agreements contained in this Agreement. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or thereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         SECTION 11.8. ASSIGNABILITY. Neither this Agreement nor any rights hereunder shall be assignable, except (i) by the Company with the prior written consent of Parent, or (ii) by Parent or by Sub with the prior written consent of the Company.

         SECTION 11.9. HEADINGS AND INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein", "hereof", "hereinafter" refer to this Agreement in which they appear as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, and (ii) words in the masculine gender include the feminine, and vice versa. References in this Agreement to Articles, Sections, Exhibits or the Schedules shall be to Articles, Sections, Exhibits or the Schedules in this Agreement, unless otherwise indicated.

         SECTION 11.10. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by graphic scanning or other telegraphic communications equipment of the sending party, as follows:

         If to Parent or Sub:

                  c/o DynaGen, Inc.
                  99 Erie Street
                  Cambridge, MA  02139
                  Attention:  Indu A. Muni
                  Telecopy No.:  (617) 354-3902






                     Agreement and Plan of Merger - Page 41


         with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  High Street Tower
                  125 High Street
                  Boston, MA 02110
                  Attention:  John Hession, Esq.
                  Telecopy:  (617) 248-7100

         If to the Company:

                  Superior Pharmaceutical Company
                  1385 Kemper Meadow Drive
                  Cincinnati, Ohio 45240-1635
                  Attention:  Eric C. Hagerstrand
                  Telecopy No.: (513) 742-6474

         with a copy to:

                  Taft, Stettinius & Hollister
                  1800 Star Bank Center
                  425 Walnut Street
                  Cincinnati, OH 45202-3957
                  Attention:  Phil Schultz
                  Telecopy No.: (513) 381-0205

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 11.10 or in accordance with the latest unrevised direction from such party given in accordance with this Section 11.10.

         SECTION 11.11. LAW GOVERNING. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         SECTION 11.12. INVALIDITY OF PROVISIONS. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

         SECTION 11.13. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.









         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the parties on the date first above written.


                                           DYNAGEN, INC.
Attest:

/s/ Cynthia Kiley                               /s/ Dhananjay G. Wadekar
______________________________             By:  _______________________________
                                                Name: Dhananjay G. Wadekar
                                                Title: Executive Vice President


                                           DYNAGEN ACQUISITION CORP.
Attest:

/s/ Cynthia Kiley                               /s/ Dhananjay G. Wadekar
______________________________             By:  _______________________________
                                                Name: Dhananjay G. Wadekar
                                                Title: Executive Vice President


                                           SUPERIOR PHARMACEUTICAL COMPANY
Attest:

/s/ Thomas Canning                              /s/ Eric Hagerstrand
______________________________             By:  _______________________________
                                                Name: Eric Hagerstrand
                                                Title: Vice President and CFO


                                           STOCKHOLDERS:


                                           /s/ Eric C. Hagerstrand
                                           ------------------------------------
                                           Eric C. Hagerstrand

                                           /s/ Dennis Smith
                                           ------------------------------------
                                           Dennis Smith

                                           /s/ Thomas Canning
                                           ------------------------------------
                                           Thomas Canning